UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 27, 2009
VECTOR GROUP LTD.
(Exact Name of Registrant as Specified in Its Charter)
DELAWARE
(State or Other Jurisdiction of Incorporation)

1-5759	65-0949535

(Commission File Number)	(I.R.S. Employer Identification No.)

100 S.E. Second Street, Miami, Florida	33131

(Address of Principal Executive Offices)	(Zip Code)
(305) 579-8000
(Registrant’s Telephone Number, Including Area Code)
(Not Applicable)
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On August 27, 2009, Vector Group Ltd. (the “Company”) announced that its previously announced offering of $60 million aggregate principal amount of 11% Senior Secured Notes due 2015 (the “Notes”) was upsized to $85 million aggregate principal amount of Notes and priced at 94% of the face value. The Notes will be fully and unconditionally guaranteed on a joint and several basis by all of the wholly-owned domestic subsidiaries of the Company that are engaged in the conduct of the Company’s cigarette businesses. The offering is expected to close on September 1, 2009 subject to customary conditions. The Company intends to use the net proceeds of the issuance for general corporate purposes.
The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibit
     (c) Exhibit.

Exhibit No.	Exhibit

99.1	Press Release dated August 27, 2009

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTOR GROUP LTD.
By:	/s/ J. Bryant Kirkland III
J. Bryant Kirkland III
Vice President, Treasurer and Chief Financial Officer

Date: August 28, 2009